  As filed with the Securities and Exchange Commission on March 1, 1999

                                                     Total Number of Pages - 4
                                                 Index to Exhibits at Page - 4

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                                 ___________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                     FLYCAST COMMUNICATIONS CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   77-0431028
(State of Incorporation or Organization)      (IRS Employer Identification No.)

                        181 Fremont Street, Suite 120
                           San Francisco, CA 94105
        (Address of Principal Executive Offices, Including Zip Code)

If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to
effective pursuant to General               Section 12(g) of the Exchange Act
Instruction A.(c), check the following      and is effective pursuant to General
box. [_]                                    Instruction A.(d), check the
                                            following box. [X]

Securities Act registration statement file number to which this form relates:
                        [333-71909] (if applicable)

      Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class          Name of Each Exchange on Which
               to be so Registered          Each Class is to be Registered
               -------------------          ------------------------------
                    None                                None

      Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, par value $0.0001
                              (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed on or about February 5, 1999 (SEC File No. 333-71909) (the "Form S-1 Registration Statement").
             -------------------------------

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:

          1.*     Specimen certificate for Registrant's Common Stock.

          2.** Amended and Restated Certificate of Incorporation of the Registrant.

          3.*** Form of Amended and Restated Certificate of Incorporation of the Registrant to become effective upon completion of the Registrant's initial public offering.

          4.****  Bylaws of the Registrant.

          5.***** Amended and Restated Investors' Rights Agreement dated
                  December 30, 1998, between the Registrant and certain holders of the Registrant's securities.

*      Incorporated by reference to Exhibit 4.1 to the Form S-1 Registration
       Statement.
** Incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement.
*** Incorporated by reference to Exhibit 3.4 to the Form S-1 Registration Statement.
**** Incorporated by reference to Exhibit 3.5 to the Form S-1 Registration Statement.
***** Incorporated by reference to Exhibit 10.7 to the Form S-1 Registration Statement.

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 1, 1999            FLYCAST COMMUNICATIONS CORP.

                               By:  /s/ George Garrick
                                  -----------------------------------------
                                    George Garrick, President
                                    and Chief Executive Officer

                              INDEX TO EXHIBITS

                                                                    Sequentially
                                                                    ------------
 Exhibit No.                       Description                      Numbered Page
------------                       -----------                      -------------
     1.         Specimen certificate for Registrant's Common        Incorporated by
                Stock.                                              reference

     2.         Amended and Restated Certificate of Incorporation   Incorporated by
                of the Registrant.                                  reference

     3          Form of Amended and Restated Certificate of         Incorporated by
                Incorporation of the Registrant to become           reference
                effective upon completion of the Registrant's
                initial public offering.

     4.         Bylaws of the Registrant.                           Incorporated by
                                                                    reference

     5.         Amended and Restated Investors' Rights Agreement    Incorporated by
                dated December 30, 1998, between the Registrant     reference
                and certain holders of the Registrant's
                securities.